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                                                                                             EXHIBIT (a)(1)(ix)


                             FORM OF SCHEDULE OF INDIVIDUAL OUTSTANDING OPTIONS

Russ Berrie and Company, Inc.                   Stock Option Status           DIV:

EMP NO:            NAME: LAST NAME, FIRST NAME FIRST NAME LAST NAME

STATUS: A

Year                1995      1996    1997      1998      1999      2000    2001      2002     2003    2004   Total

Shares                 0         0       0         0         0         0       0         0        0        0      0

Exer Pr Years          0         0       0         0         0         0       0         0        0        0      0

Exer Cur Year          0         0       0         0         0         0       0         0        0        0      0

Total Options
Remaining
Outstanding            0         0       0         0         0         0       0         0        0        0      0

Opt Price          13.75    13.625    18.50    26.25    23.625    18.375    20.75    30.98    34.80    34.50
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